UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Ocuphire Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

April 26, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Ocuphire Pharma, Inc. to be held at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335, on June 7, 2021 at 4:00 p.m. local time.
The enclosed Notice of 2021 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.
At the Annual Meeting, the agenda includes: (1) to elect seven directors named in the Proxy Statement, each to serve a one-year term, (2) to ratify the appointment our independent registered public accounting firm for the fiscal year ending December 31, 2021 and (3) to approve our named executive officers’ compensation in an advisory vote. The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees, “FOR” the ratification of the appointment of our independent registered public accounting firm and “FOR” the approval of the advisory vote to approve our named executive officers’ compensation. Your vote is important.
We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting, which may include holding the Annual Meeting solely by means of remote communication (i.e., a virtual-only Annual Meeting). Please monitor our website at www.ocuphire.com for updated information.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card, by telephone at the number listed on the proxy card, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
Sincerely,

Mina Sooch President and Chief Executive Officer

NOTICE OF 2021 ANNUAL
MEETING OF STOCKHOLDERS
WHEN	June 7, 2021 at 4:00 p.m. local time

WHERE	37000 Grand River Avenue, Suite 120, Farmington Hills, MI 48335*

PURPOSE OF MEETING AND AGENDA	At the 2021 Annual Meeting, stockholders will vote:
	1.	to elect seven directors named in the Proxy Statement, each to serve for a one-year term;
	2.	to ratify the appointment of our independent registered public accounting firm for 2021; and
	3.	to approve our named executive officers’ compensation in an advisory vote.

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE	Stockholders of record at the close of business on April 15, 2021.

VOTING	Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Annual Meeting.

ADMISSION TO THE ANNUAL MEETING
All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification. The doors to the meeting room will be closed promptly at the start of the meeting.

*
We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.ocuphire.com for updated information.

Sincerely,
Mina Sooch
President and Chief Executive Officer
Farmington Hills, Michigan
April 26, 2021

OCUPHIRE PHARMA, INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

OCUPHIRE PHARMA, INC.
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE MEETING
Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement. The Annual Meeting will be held at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335 on Monday, June 7, 2021 at 4:00 p.m. local time.
On or about April 26, 2021, we intend to mail to our shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice will contain instructions on how to access this Proxy Statement and our 2020 annual report to stockholders, through the Internet and how to vote through the Internet. The Notice also will include instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners will receive a similar notice from their broker, bank, or other nominee. Please do not mail in the Notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, we may send certain stockholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.
We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.ocuphire.com for updated information.
Unless we state otherwise or the context otherwise requires, references in this proxy statement to “we,” “our,” “us”, or the “Company” are to Ocuphire Pharma, Inc., a Delaware corporation.
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), at the close of business on April 15, 2021, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 15, 2021, 11,749,172 shares of Common Stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the outstanding shares of stock entitled to vote must be present in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on April 15, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name. If on April 15, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet, by telephone or by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 15, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Votes Required to Adopt Proposals. Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” each nominee or “WITHHOLD” your vote with respect to each nominee. You may not cumulate votes in the election of directors. Approval of Proposals 2 and 3 will be obtained if the holders of the majority of voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” such proposal.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on Proposal 1. For Proposals 2 and 3, abstentions, if any, will not be treated as present and entitled to vote at the Annual Meeting and thus will have no effect on the outcome of this proposal unless you return your annual proxy or attend the Annual Meeting and select “ABSTAIN”. Broker non-votes, if any, will have no effect on any of the proposals.
The Board recommends a vote “FOR” each of the director nominees listed in this proxy statement, “FOR” the ratification of Ernst & Young, LLP’s appointment as our independent registered accounting firm and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
Vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

•
Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by telephone — if you received your annual meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this proxy statement and follow the voting instructions.

•	Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.
Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2021. Submitting your proxy, whether through the Internet, by telephone or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” the nominee to the Board, or you may withhold your vote from the nominee. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes”.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet or by telephone; or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of seven directors. Alan Meyer will not stand for re-election at the Annual Meeting. The Board has re-nominated the remaining six current directors and has also nominated Jay Pepose as a new nominee.
NAME	AGE	TITLE
Mina Sooch	53	Director and President and Chief Executive Officer
Cam Gallagher	51	Chairman of the Board
Sean Ainsworth	53	Director
James Manuso	72	Director
Richard Rodgers	54	Director
Susan Benton	56	Director
Jay Pepose	66	Director Nominee
We believe each of the Board’s nominees meets the qualifications, skills and expertise established by the Board for continuing service on the Board, including regarding areas that are critical to the Company’s strategy and operations, and will continue to collectively serve in the best interests of the stockholders and the Company.
All directors are elected annually and will serve one-year terms until the 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The Board has affirmatively determined that each of the director nominees, except Ms. Sooch and Mr. Pepose, are independent under the applicable rules of the Nasdaq Capital Market (“Nasdaq”).
Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the Annual Meeting, which we do not anticipate, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.
All directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” each nominee or “WITHHOLD” your vote with respect to each nominee. Shares represented by proxies will be voted “FOR” the election of each nominee, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that any nominee will be unwilling or unable to serve if elected as a director. Additional information regarding the director nominees is set forth below.
Mina Sooch
Mina Sooch, MBA, has served as Ocuphire’s Chief Executive Officer, President, Treasurer, and as a member of the Board since November 2020. Ms. Sooch currently serves as Vice Chair of the Board. Prior to that, she served on the Board of Private Ocuphire since she co-founded it in February 2018 until November 2020. Prior to Private Ocuphire, from November 2014 to May 2017, she served as president, chief executive officer and a member of the board of directors at Gemphire Therapeutics, Inc., a private to Nasdaq biopharmaceutical company which she co-founded. From July 2012 to May 2014, she served as the president and chief executive officer of ProNAi Therapeutics, Inc., a private to Nasdaq public oncology company, and as a member of the board of directors from its founding in 2004 through May 2014, as well as a business development advisor from December 2010 to June 2012. In addition, Ms. Sooch has served as managing partner of Apjohn Ventures Fund since its founding in 2003, and co-founded two additional life sciences startups, Afmedica, Inc. and Nephrion, Inc. (renamed CytoPherx, Inc.). She also serves as manager of Tara Ventures I, LLC, an angel fund organized in 2002 for life sciences investments. From 2001 to 2002, Ms. Sooch also served as an entrepreneur in residence at North Coast Technology Investors LP. Ms. Sooch has served on multiple additional private and public boards including Biovie Inc. (OTC: BIOV), ZyStor Therapeutics, Inc. (sold to Biomarin Pharmaceutical Inc.), Asterand Inc. (ASTD: LSE), CytoPherx Inc. and Svelte Medical Systems, Inc. From 2006 to present, Ms. Sooch served as advisory board member at Wolverine Venture Fund, and from 2004 to 2012 as a board member of Michigan Venture Capital Association, and as chair from 2009 to 2010. From 1993 to

2000, her senior roles included global account manager at Monitor Deloitte (formerly Monitor Company Group), a global strategy consulting firm based in Boston. Ms. Sooch has been the recipient of numerous awards, including being named one of the Deal Makers of the Year in 2016 by Crain’s Detroit Business. Ms. Sooch received an MBA from Harvard Business School in 1993 and a B.S. in Chemical Engineering, summa cum laude, from Wayne State University in 1989. Ocuphire believes that Ms. Sooch is qualified to serve on the Board due to her experience raising private and public capital, her experience on the boards of U.S. private and public biotech companies and her over 25 years in the pharmaceutical industry with a focus on business development, finance, strategy and management in the pharmaceutical industry.
Cam Gallagher
Cam Gallagher, MBA, currently serves as Chair of the Board and has served as member of the Board since November 2020. Prior to that, he served on the Board of Private Ocuphire from January 2019 until November 2020. He serves as chair of Ocuphire’s audit committee and as a member of the Company’s nominating and corporate governance committee and compensation committee. He is a co-founder and has served as a member of the board of directors of Zentalis Pharmaceuticals (Nasdaq: ZNTL) since December 2014. He has also served on the boards of VelosBio Inc., since October 2017, and SelectION, Inc., since June 2018. In addition to his board roles, Mr. Gallagher has served as chief business officer at Immusoft Corporation since March 2019 and at jCyte, Inc. since December 2019. From 2014 to 2016, he was a board member and the chief business officer at RetroSense Therapeutics, LLC, which was acquired by Allergan in 2016. In June 2007, Mr. Gallagher co-founded Nerveda, LLC, a life sciences seed fund, and served as managing director. Prior to these roles, from 1992 to 2007, he held management positions at Verus Pharma B.V., CV Therapeutics, Inc. and Dura Pharmaceuticals, Inc. Mr. Gallagher holds an MBA from the University of San Diego in 1997 and a B.S. in Business Administration from Ohio University in 1992. Ocuphire believes that Mr. Gallagher is qualified to serve on the Board as a result of his more than 28 years of experience in the life science and biotech industries with a focus on corporate development, finance, marketing business development and early-stage investing, as well as his experience on the boards of various U.S. private and public companies.
Sean Ainsworth
Sean Ainsworth, MBA, currently serves as the Lead Independent Director of the Board, of which he has served as a member since November 2020. Prior to that, he served on the Board of Private Ocuphire from April 2018 until November 2020. He serves as chair of Ocuphire’s Compensation Committee and a member of Ocuphire’s Audit Committee. Since 2018, Mr. Ainsworth has been chief executive officer and chairman of the board at Immusoft Corporation, a cell therapy company. Previously, in 2009, he founded RetroSense Therapeutics LLC, an ocular gene therapeutic company, which was acquired by Allergan in 2016. From 2004 to 2012, Mr. Ainsworth served as chief executive officer of GeneVivo, LLC. In 2006, Mr. Ainsworth co-founded Compendia BioScience, Inc. From 2004 to 2012, Mr. Ainsworth served as an advisor to clients in the life sciences and entrepreneurial community on matters related to licensing, strategy and business planning. His other professional experience includes research at Medical Biology Institute, intellectual property roles at Koyama and Associates in Tokyo and international corporate development consulting at the Mattson Jack Group. Mr. Ainsworth holds a B.S. in Microbiology from University of California, San Diego, in 1996 and an MBA from Washington University in St. Louis in 2002. Ocuphire believes Mr. Ainsworth is qualified to serve on the Board due to his 25 years in life sciences industry, his experience investing in and managing companies in the industry, his financial and business expertise and his experience on boards of multiple biotech companies.
James S. Manuso
James S. Manuso, PhD, MBA has served as a member of the Board since November 2020, as chair of Ocuphire’s nominating and corporate governance committee and as a member of the audit committee. Prior to that, he served on the Board of Private Ocuphire from January 2019 until November 2020. From July 2011 until October 2013, Dr. Manuso served as chairman and chief executive officer of Astex Pharmaceuticals, Inc. (Nasdaq: ASTX) and led the sale of Astex Pharmaceuticals, Inc. to Otsuka Pharmaceuticals. In 2013, he was a senior mergers and acquisitions advisor to Otsuka Pharmaceuticals’ executive management. Since 2014, Dr. Manuso has served as chairman and chief executive officer of Talfinium Investments, Inc., an investment entity and financial consultancy. From 2015 until 2018, Dr. Manuso served as President, CEO and Vice Chairman of RespireRx Pharmaceuticals Inc. (OTC:QB:RSPI), a Phase 3-ready, clinical-stage respiratory and neurological pharmaceutical company. Since 2018, Dr. Manuso has served as managing member of Laurelside LLC, a family office, which he founded. Dr. Manuso has served as board chairman and chairman of the audit, governance and nominating, pricing and compensation committees of multiple companies’ boards, including Biotechnology Industry Organization, Novelos Therapeutics, Inc., Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland), Inflazyme Pharmaceuticals, Inc. (IZP-TSE; Vancouver, Canada), Symbiontics, Inc., which he co-founded (sold to BioMarin Pharmaceutical Inc. as ZyStor, Inc.), Montigen Pharmaceuticals, Inc., Quark Pharmaceuticals, Inc., Galenica Pharmaceuticals, Inc., Supratek Pharma, Inc., EuroGen, Ltd. (London, UK), where he was chairman, and the Greater San Francisco Bay Area Leukemia & Lymphoma Society, where he also served as vice president. Dr. Manuso holds a B.A. with honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychology and Genetics from the New School University, and an Executive MBA from Columbia Business School. Ocuphire believes that Dr. Manuso is qualified to serve on the board of directors of the Company due to his over 25 years of experience in the biopharmaceutical industry in finance, business development and management, and his experience as a member of the boards of directors of multiple pharmaceutical companies, both domestic and foreign.
Richard Rodgers
Richard Rodgers has served on our Board and as chair of the Audit Committee and member of the compensation committee since November 2020. Mr. Rodgers previously served as a member of the board of Rexahn from 2014 until November 2020. Mr. Rodgers currently serves on the board of directors of Ardelyx, Inc. (Nasdaq: ARDX), a publicly traded pharmaceutical company, and the board of directors of Sagimet Biosciences, Inc., a privately held clinical stage pharmaceutical company. Mr. Rodgers was previously Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, Inc., an oncology-focused biopharmaceutical company that he co-founded, from March 2010 until August 2013. He served as the Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, Inc. which was subsequently acquired by Celgene Corporation. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, INC., from 2004 until its acquisition by Eisai Co., Ltd. in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Anderson. Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his MBA in Finance from the University of Minnesota, Carlson School of Business. Ocuphire believes that Mr. Rodgers is qualified to serve on the Board because of his extensive financial background, industry experience and service on other boards of directors of publicly traded companies.
Susan K. Benton
Susan K. Benton, MBA, has served on our Board since November 2020. Previously, Ms. Benton has served as the General Manager and Head of the U.S. for Thea Pharma, Inc., a wholly-owned subsidiary of Thea Laboratories, a leading independent ophthalmic pharmaceutical company, since August 2019. Ms. Benton also serves on the boards of two privately held ophthalmic companies, Tarsius Pharma Ltd, since March 2019, and Translatum Medicus, Inc., since July 2019. From April 2015 through July 2019, she served in a number of key leadership positions at Shire, Inc. (“Shire”) and played an instrumental role in the expansion of its ophthalmic pipeline. As the Head of New Products at Shire, she led the Ophthalmic Innovation Committee that shaped and executed the growth strategy for the franchise. Before joining Shire, Ms. Benton served in a leadership capacity in Global Business Development for Bausch + Lomb Pharmaceuticals (“B+L”) from September 2011 through September 2013, where she and the Corporate Development team transacted over ten deals in three years. She was a co-Founder and CCO for an ophthalmic start-up, Sirion Therapeutics, Inc., where she launched and oversaw the commercialization of Durezol® and Zirgan® before they were sold to Alcon and B+L, respectively. Ms. Benton began her ophthalmic career at B+L in March 1995, where she assumed leadership roles as the Head of Diversified Products and the VP of Professional Sales. During her tenure, she launched B+L’s first ever branded products, Lotemax® and Alrex®, in addition to Optivar® through a co-promote with Muro Pharmaceutical. She has also served as a strategic consultant for more than a dozen start-up ophthalmic companies. Her experience outside of ophthalmology includes roles as the VP of Consumer and Professional Sales for Johnson & Johnson’s diabetes franchise, LifeScan, and senior manager roles in Sanofi Pasteur’s vaccine business. Ms. Benton earned her MBA from the University of South Florida and a BS in Biology from Muhlenberg College. Ocuphire believes that Ms. Benton is qualified to serve on the Board given her 30 years’ experience in life sciences with over 20 years focused in ophthalmology.
Jay Pepose
Dr. Jay Pepose is a nominee to serve on our Board. Dr. Pepose is a board-certified ophthalmologist specializing in cataract, corneal, and refractive surgery and a recognized leader in ophthalmic pharmaceutical and device development. He is the founder and an attending surgeon of Pepose Vision Institute and Professor of Clinical

Ophthalmology and Visual Sciences at Washington University School of Medicine, where he held the Bernard Becker Chair. In 1999, Dr. Pepose founded the Pepose Vision Institute, MidAmerica Surgery Center and Midwest Laser Center, now with multiple locations, 6 doctors and 54 staff. In October 2019, these entities were acquired by the Firmament PE group, along with a number of other regional and national ophthalmology practices. Since the acquisition, Dr. Pepose serves as a Board Member and President of Midwest Vision Partners, the midwest division of Vision Integrated Partners (VIP). VIP is Firmament’s management company, servicing a national consortium of practices and ambulatory surgery centers located in Missouri, Illinois, Ohio, Florida and California. Dr. Pepose is also President of Midwest Vision Research Foundation, a non-profit clinical research organization that conducts ophthalmic clinical trials. He also is a co-founder and board member of 911 Vision Foundation, a non-profit charity that provides free LASIK surgery for first responders in the greater St. Louis area. Ocuphire believes that Dr. Pepose is qualified to serve on the Board given his vast experience in life sciences and focus in ophthalmology.
The Merger, Reverse Stock Split and Name Change
On November 5, 2020, Ocuphire (formerly known as Rexahn Pharmaceuticals, Inc., and prior to the merger, referred to as “Rexahn”), completed its business combination with Ocuphire Pharma, Inc. (“Private Ocuphire”), in accordance with the terms of the Agreement and Plan of Merger, dated as of June 17, 2020, as amended, by and among Rexahn, Private Ocuphire, and Razor Merger Sub, Inc., a wholly-owned subsidiary of Rexahn (“Merger Sub”) (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Ocuphire, with Private Ocuphire surviving as a wholly-owned subsidiary of Rexahn (the “Merger”).
In connection with, and immediately prior to the completion of, the Merger, Rexahn effected a reverse stock split of the common stock, at a ratio of 1-for-4 (the “Reverse Stock Split”). Under the terms of the Merger Agreement, after taking into account the Reverse Stock Split, Rexahn issued shares of its common stock to Private Ocuphire stockholders, based on a common stock exchange ratio of 1.0565 shares of common stock for each share of Private Ocuphire common stock. In connection with the Merger, Rexahn changed its name from “Rexahn Pharmaceuticals, Inc.” to “Ocuphire Pharma, Inc.,” and the business conducted by Rexahn became the business conducted by Private Ocuphire.
Non-Employee Director Compensation
Pre-Merger Compensation
Prior to the Merger, directors of the Company were compensated as follows:
Position	Compensation*
Director	$40,000 per annum, plus an additional $25,000 for the Chairman of the Board
Audit Committee (Chair)	$15,000 per annum
Audit Committee (Member)	$7,500 per annum
Compensation Committee (Chair)	$10,000 per annum
Compensation Committee (Member)	$5,000 per annum
Nominating and Corporate Governance Committee (Chair)	$7,500 per annum
Nominating and Corporate Governance Committee (Member)	$3,750 per annum
Business Development Committee (Chair)	$10,000 per annum
Business Development Committee (Member)	$5,000 per annum
*	Paid quarterly.
As part of the director compensation structure, each incumbent non-employee director received an annual equity grant equal to 0.088% of the outstanding shares of Rexahn at the time of grant. Rexahn also had an informal policy to grant each incoming director an equity award equal to twice the annual grant.
Post-Merger Compensation
In June 2020, our Board approved a non-employee director cash and equity compensation plan effective as of the closing of the Merger on November 5, 2020. Under this policy, the Company agreed to pay each of its non-employee directors a cash stipend for service on its board of directors and, if applicable, on the audit committee, compensation committee and nominating and corporate governance committee. Each of the Company’s non-employee directors receives an additional stipend for service as the chairperson of the compensation committee, nominating and corporate governance committee or audit committee or service as the non-executive chairperson. The stipends payable to each non-employee director for service on the Company’s Board are as follows:
	Member Annual Service Stipend(1)	Chairperson Annual Service Stipend(1)
Board of directors	$40,000	$35,000
Audit committee	7,500	15,000
Compensation committee	5,000	10,000
Nominating and corporate governance committee	4,000	8,000
Lead Independent Director	20,000	—
(1)	Chairs of each committee do not receive a stipend for being a member of the applicable committee.
Non-Employee Director Compensation in 2020
The following table provides compensation information for the fiscal year ended December 31, 2020 for each non-employee member of the Board.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Cam Gallagher(2)	13,011	13,508	26,519
Sean Ainsworth(2)	12,004	13,508	25,512
James Manuso(2)	8,596	13,508	22,104
Richard Rodgers	60,163	141,695	201,858
Susan Benton(2)	6,815	141,695	148,510
Alan Meyer(2)	6,196	20,263	26.459
Charles Beever(3)	48,750	—	48,750
Kwang Soo Cheong(3)	43,451	—	43,451
Ben Gil Price(3)	42,391	—	42,391
Lara Sullivan(3)	45,571	—	45,571
Peter Brandt(3)	69,946	—	69,946
(1)
The amounts reported reflect the aggregate grant date fair value of each equity award granted to the Company’s non-employee directors during the fiscal year ended December 30, 2020, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Appointed as a director on November 5, 2020 following the effective time of the Merger.
(3)	Mr. Beever, Mr. Cheong, Mr. Price, Ms. Sullivan and Ms. Brandt resigned from the Board on November 5, 2020, pursuant to the Merger Agreement.
As named executive officers of the Company, compensation paid to Ms. Sooch and Mr. Swirsky, our former Chief Executive Officer (who resigned on November 5, 2020, pursuant to the Merger Agreement) for fiscal 2020 is fully reflected under “Summary Compensation Table for Fiscal Year 2020.”
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

BOARD AND COMMITTEE INFORMATION
We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.
Board Leadership Structure
Our Board is currently chaired by Cam Gallagher, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board. The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Ms. Sooch, to focus on our day-to-day business, while allowing Mr. Gallagher to lead the Board.
Role of the Board in Risk Oversight
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through their Board as a whole. The Board’s risk oversight is administered primarily through the following:
•	review and approval of an annual business plan;
•	review of a summary of risks and opportunities at meetings of the Board;
•	review of business developments, business plan implementation and financial results;
•	oversight of internal controls over financial reporting; and
•	review of employee compensation and its relationship to our business plans.
Director Independence
Nasdaq listing standards require that the Company’s board of directors consist of a majority of independent directors, as determined under the applicable rules and regulations of Nasdaq. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, the Company believes that each current member of the Board qualifies as an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, except Ms. Sooch, the Company’s President and Chief Executive Officer, and Mr. Meyer, a director on the Board and former consultant of the Company. In making such independence determinations, the Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining each non-employee director’s independence, including the participation by the Company’s non-employee directors, or their affiliates, in certain financing transactions and the beneficial ownership of the Company’s common stock by each non-employee director.
Structure and Operation of the Board
Because our Common Stock listed on Nasdaq, the Company is subject to the Nasdaq listing requirements regarding committee matters. The Company currently has the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee reviews, evaluates and seeks out candidates qualified to become Board members. The Board includes individuals with a diversity of experience, including scientific, business, financial and academic backgrounds. Nominations may be submitted by directors, officers, employees, stockholders and others for recommendation to the Board. In fulfilling this responsibility, the Company’s nominating and corporate governance committee also consults with the Board and the Chief Executive Officer concerning director candidates. The nominating and corporate governance committee’s charter is available on our website, www.ocuphire.com, under Investors — Corporate Governance.
The responsibilities of the Company’s nominating and corporate governance committee include the following:
•	reviewing, evaluating and seeking out candidates qualified to become members of the Board;
•	reviewing committee structure and recommending directors for appointment to committees;

•	developing, reevaluating (not less frequently than every three years) and recommending the selection criteria for board and committee membership;
•	establishing procedures to oversee evaluation of the board, its committees, individual directors and management; and
•	developing and recommending guidelines on corporate governance.
The current members of our nominating and corporate governance committee are Mr. Gallagher, Ms. Benton, and Mr. Manuso, each of whom has been determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market LLC. Mr. Manuso is the chair of the nominating and corporate governance committee.
Compensation Committee
The compensation committee’s charter is available on our website, www.ocuphire.com, under Investors — Corporate Governance.
The responsibilities of the compensation committee include the following:
•	fixing salaries of executive officers and reviewing salary plans for other executives in senior management positions;
•	reviewing and making recommendations with respect to the compensation and benefits for the Company’s non-employee directors, including through equity-based plans;
•	evaluating the performance of the Company’s chief executive officer and other senior executives and assisting the Board in developing and evaluating potential candidates for executive positions; and
•	administering the incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.
The current members of the compensation committee are Mr. Ainsworth, Mr. Gallagher, and Mr. Rodgers. Mr. Ainsworth is the chair of the compensation committee. The compensation committee may form and delegate authorities to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans.
To qualify as independent to serve on the Company’s compensation committee, the listing standards of Nasdaq require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board, and that the Board consider whether a director is affiliated with the Company and, if so, whether such affiliation would impair the director’s judgment as a member of the Company’s compensation committee. The Board has concluded that the composition of the compensation committee meets the requirements for independence under the rules and regulations of the Nasdaq Stock Market LLC and the SEC.
Audit Committee Matters
The audit committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the audit committee deems appropriate. The audit committee’s charter is available on our website, www.ocuphire.com, under Investors — Corporate Governance.
The audit committee currently consists of three directors: Mr. Rodgers (as Chair), Mr. Ainsworth, and Mr. Manuso. The Board has determined that each of Mr. Rodgers, Mr. Ainsworth, and Mr. Manuso is “independent” under Nasdaq independence standards. Additionally, the Board has determined that each of Mr. Rodgers, Mr. Ainsworth and Mr. Manuso qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the audit committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board.
The responsibilities of the audit committee include the following:
•	appointing or replacing and overseeing the Company’s independent auditors and approving all audit engagement fees and terms;

•
preapproving all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent auditors;

•	reviewing and discussing with management and independent auditors’ significant issues regarding accounting and auditing principles and practices and financial statement presentations;
•
reviewing and approving procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Ocuphire employees of concerns regarding accounting or auditing matters; and

•	reviewing and overseeing compliance with legal and regulatory requirements.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers. The code of business conduct and ethics is available on our website, www.ocuphire.com, under Investors – Corporate Governance. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.
Board Meetings and Attendance
Board Meetings in 2020
The Board meets regularly throughout the year and holds special meetings and acts by written consent from time to time. During fiscal year 2020, the Board held eleven meetings.
During fiscal year 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure. The independent members of the Board also meet separately to discuss such matters as the independent directors consider appropriate. We do not have a policy regarding attendance by directors at the Company’s annual meetings of stockholders.
Audit Committee Meetings in 2020
During fiscal year 2020, the audit committee held five meetings, and none of the audit committee members attended fewer than 75% of the aggregate of the total number of audit committee meetings held during his or her tenure.
Compensation Committee Meetings in 2020
During fiscal year 2020, the compensation committee held two meetings, and none of the compensation committee members attended fewer than 75% of the aggregate of the total number of audit committee meetings held during his or her tenure.
Communications with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, Ocuphire Pharma, Inc., 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.
Considerations in Evaluating Director Nominees
If a vacancy on the Board occurs or the Board increases in size, the Board will actively seek individuals that satisfy its criteria for membership on the Board, and may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management.

AUDIT COMMITTEE REPORT
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and Ernst & Young, LLP (“EY”) our audited consolidated financial statements as of and for the fiscal year ended December 31, 2020. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Audit Committee:
Richard Rodgers
James S. Manuso
Sean Ainsworth

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed EY as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2021. Effective November 5, 2020 in connection with the Merger, the Audit Committee approved the dismissal of Baker Tilly US, LLP as the Company's independent registered public accounting firm.
As a result of the Merger, Private Ocuphire became a wholly-owned subsidiary of the Company. For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Private Ocuphire, became the historical financial statements of the Company.
The financial statements of the Company as of and for the years ended December 31, 2020 and 2019 were audited by EY. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-merger financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed. We expect that representatives of EY will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our stockholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our stockholders.
Service Fees Paid to the Independent Registered Public Accounting Firm
The following table shows the fees for professional services rendered to us by EY for services in respect of the fiscal years ended December 31, 2020 and 2019, which were approved by the Audit Committee in accordance with its established policies and procedures.
FEE CATEGORY	FISCAL YEAR 2020	FISCAL YEAR 2019
Audit fees(1)	$674,300	$312,800
Audit-related fees(2)	$—	—
Tax fees(3)	$—	—
All other fees	$—	—
Total fees	$674,300	$312,800
(1)
Audit fees include fees for professional services provided by EY in connection with the annual audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements and other SEC filings. Fees for fiscal year 2019 related to Private Ocuphire.

(2)
Audit-related fees include fees billed for assurance and related services reasonably related to the performance of the audit or reviews of our consolidated financial statements that are not included as audit fees. There were no such fees incurred during the years ended December 31, 2020 or 2019.

(3)	Tax fees include fees for tax compliance, advice and planning. There were no such fees incurred during the years ended December 31, 2020 or 2019.
Our Audit Committee is responsible for pre-approving all audit and permitted non-audit and tax services provided by the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION
Our Board proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at Rexahn’s 2017 annual meeting of shareholders, a majority of shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which must be held no later than 2023.
Please read “Executive Compensation” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2020.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of April 15, 2021 for:
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
The table lists applicable percentage ownership based on 11,749,172 shares of Common Stock outstanding as of April 15, 2021.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 15, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Under the terms of certain of our outstanding warrants, holders may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of the warrants which have not been exercised. In addition, pursuant to an agreement with the Company, certain holders of our Common Stock cannot receive shares of Common Stock held in an escrow account for the benefit of such holder to the extent the receipt of such shares would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of the outstanding shares of our then outstanding Common Stock following such exercise. The number of shares beneficially owned do not reflect these limitations.
Except as otherwise noted below, the address for persons listed in the table is c/o Ocuphire Pharma, Inc., c/o Mina Sooch, 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
Name and address of beneficial owner	Number of shares of Common Stock beneficially owned(1)	Percentage of Common Stock beneficially owned(1)
Greater than 5% Stockholders:
Altium Growth Fund, LP(2)	5,562,590	9.99%
Empery Entities(3)	5,529,902	9.99%
Apexian Pharmaceuticals, Inc.(4)	779,993	6.6%
Directors and Named Executive Officers:
Mina Sooch(5)	1,134,486	9.4%
Cam Gallagher(6)	102,622	*
Sean Ainsworth(7)	125,941	1.1%
Alan R. Meyer(8)	553,620	4.7%
James S. Manuso(9)	86,354	*
Richard Rodgers(10)	56,158	*
Susan K. Benton	1,893	*
Jay Pepose(11)	21,279	*
Bernhard Hoffmann(12)	171,359	1.4%
Amy Rabourn(13)	24,668	*
Douglas Swirsky	1,041	*
All Current Directors and Officers as a Group (9 persons)(14)		18.0%
*	Less than 1%

(1)	Based on 11,749,172 shares of Common Stock outstanding as of April 15, 2021.
(2)
Based on a Schedule 13G/A filed on February 16, 2021, and the Company’s records regarding the issuance of warrants. The number of shares consists of (i) 895,481 shares of Common Stock held directly and 1,173,409 shares held in escrow for the benefit of the holder, and (ii) 3,493,700 shares of Common Stock issuable upon exercise of the warrants, without giving effect to the blocker provision described above. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these shares.

(3)
Based on a Schedule 13G/A filed on February 2, 2021, and the Company’s records regarding the issuance of warrants. Includes (i) 511,153 shares of Common Stock held directly and 1,525,049 shares held in escrow for the benefit of the holder, and (ii) 3,493,700 shares of Common Stock issuable upon exercise of the warrants, without giving effect to the blocker provision described above. The securities are held by Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”), and Empery Debt Opportunity Fund, LP (“EDOF”, and together with EAM and ETE, the “Empery Entities” and each, an “Empery Entity”). Empery Asset Management LP, the authorized agent of each Empery Entity, has discretionary authority to vote and dispose of the shares held by each Empery Entity and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Entities. The Empery Entities, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. The address for Empery Asset Management is c/o Empery Asset Management, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(4)
The address for Apexian is 20 North Meridian Street, Suite 801, Indianapolis, IN 46204. With regard to the shares held by Apexian, the members of the board of directors of Apexian (who are: John H. Barnard, David A. Broecker, Homer L. Pearce, Mark R. Kelley, and Martin Haslanger) share voting and investment discretion with respect to these shares.

(5)
Includes (i) options to purchase 314,983 shares of Common Stock that are exercisable within 60 days of April 15, 2021 and (ii) warrants to purchase 19,459 shares of Common Stock that are exercisable within 60 days of April 15, 2021.

(6)
Includes (i) options to purchase 64,300 shares of Common Stock that are exercisable within 60 days of April 15, 2021 and (ii) warrants to purchase 14,968 shares of Common Stock that are exercisable within 60 days of April 15, 2021.

(7)
Includes (i) options to purchase 66,308 shares of Common Stock that are exercisable within 60 days of April 15, 2021 and (ii) warrants to purchase 14,968 shares of Common Stock that are exercisable within 60 days of April 15, 2021.

(8)
Includes (i) options to purchase 63,597 shares of Common Stock that are exercisable within 60 days of April 15, 2021 and (ii) warrants to purchase 2,994 shares of Common Stock that are exercisable within 60 days of April 15, 2021.

(9)
Includes (i) options to purchase 64,300 shares of Common Stock that are exercisable within 60 days of April 15, 2021 and (ii) warrants to purchase 7,484 shares of Common Stock that are exercisable within 60 days of April 15, 2021.

(10)	Includes warrants to purchase 29,937 shares of Common Stock that are exercisable within 60 days of April 15, 2021.
(11)	Includes options to purchase 19,166 shares of Common Stock that are exercisable within 60 days of April 15, 2021.
(12)	Includes options to purchase 71,239 shares of Common Stock that are exercisable within 60 days of April 15, 2021.
(13)	Includes options to purchase 24,668 shares of Common Stock that are exercisable within 60 days of April 15, 2021.
(14)
Includes (i) options to purchase 669,395 shares of Common Stock that are exercisable within 60 days of April 15, 2021 and (ii) warrants to purchase 89,810 shares of Common Stock that are exercisable within 60 days of April 15, 2021.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 15, 2021:
NAME	AGE	POSITION(S)
Mina Sooch	53	Chief Executive Officer, President and Director
Bernhard Hoffmann	65	Vice President of Corporate Development and Operations
Amy Rabourn	41	Vice President of Finance
See “Proposal No. 1 — Election of Directors” for biographical and other information regarding Ms. Sooch.
Bernhard Hoffmann
Mr. Hoffmann has served as Vice President of Corporate Development and Operations of the Company since November 2020, and prior to that as Vice President of Corporate Development and Finance of Private Ocuphire since its founding in February 2018. Previously, he served as an advisor to the founders of Ocularis from 2008 to February 2018 related to raising capital and evaluating possible strategic transactions for the company. Since 2004, Mr. Hoffmann has served as a financial and strategic advisor to emerging pharmaceutical development companies, including SynDevRx, Inc., a pioneer in the field of metabo-oncology. Prior to that, he served as a director at Prudential Vector Healthcare Group from 1996 to 2001 and as chief financial officer and Managing Director, Investment Banking, of EHS Securities, LLC from 2001 to 2003. In both roles, Mr. Hoffmann managed numerous private placements, initial public offerings and follow-on offerings, as well as strategic and license transactions. Previously, Mr. Hoffmann gained extensive experience in corporate finance and merger and acquisition transactions and managed capital markets relationships at Goldman Sachs and Credit Suisse First Boston. Mr. Hoffmann earned his undergraduate degree in English from Dartmouth College and his MBA from the Tuck School of Business.
Amy Rabourn
Ms. Rabourn has served as Vice President of Finance of the Company since November 2020. Ms. Rabourn has over eighteen years of finance and accounting experience, including public company experience, with a focus on life sciences. In her most recent role, she was Director of Finance at Gemphire Therapeutics, Inc. from December 2014 through December 2019, which merged with NeuroBo Pharmaceuticals, Inc. in December of 2019. She joined the company in December 2014 as its first finance employee. Ms. Rabourn implemented processes and procedures that supported Gemphire through private fund raising and its initial public offering in August of 2016. She oversaw daily financial transactions, performed budgeting and forecasting, and managed the financial reviews and audit, SEC filings and tax preparation. Upon departure of the CFO in September of 2018, she assumed additional responsibilities including management of insurance and HR activities and reporting to the Audit Committee. After the merger, she continued as a consultant to NeuroBo in the same role as they transitioned to public company status. Prior to Gemphire, she held a position as Controller of a software start-up, performed financial consulting in the life sciences space and worked in Finance at Pfizer. She is a licensed CPA with public accounting experience from PricewaterhouseCoopers, LLP where she worked in the audit practice. Ms. Rabourn is a graduate of the University of Michigan where she earned a MAcc (Master of Accounting) and BBA with a Finance and Accounting concentration.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Year 2020
The following table shows the compensation earned or received during the fiscal year ended December 31, 2020 and the fiscal year ended December 31, 2019 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).
Name and Principal Position	Year	Bonus ($)	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mina Sooch(4) Chief Executive Officer and President	2020	—	81,667	31,127	370,279	—	483,073
	2019	—	—	—	—	—	—

Bernhard Hoffmann(5) Vice President of Corporate Development and Operations	2020	—	36,361	8,649	56,966	—	101,976
	2019	—	—	—	—	—	—

Amy Rabourn(6) Vice President of Finance	2020	10,000	33,333	9,700	213,623	—	266,656
	2019	—	—	—	—	—	—

Douglas J. Swirsky, Former President and Chief Executive Officer	2020	—	343,542	—	—	1,228,986	1,572,528
	2019	—	425,000	212,500	—	13,177	650,677
(1)
For 2020, the amounts presented in this column represent the pro-rated portion of the total non-equity incentive plan compensation earned by Ms. Sooch, Mr. Hoffmann and Ms. Rabourn beginning on November 6, 2020, as described below under the heading “Bonus”.

(2)
The amounts reported reflect the aggregate grant date fair value of the stock options granted to Ocuphire’s named executive officers during 2020 and 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Amounts reflect (1) severance payments in connection with the merger in 2020 which were $1,168,750, (2) $11,648 in COBRA insurance coverage through December 31, 2020, (3) Company 401(k) matching contributions, which were $11,400 in 2020, (4) $37,188 in vacation pay-outs, and (5) the dollar value of group life insurance premiums paid during 2019.

(4)	Ms. Sooch was appointed as our President and Chief Executive Officer effective November 6, 2020, and received no compensation from the Company during the fiscal year ended December 31, 2019.
(5)
Mr. Hoffmann was appointed as our Vice President of Corporate Development and Operations effective November 6, 2020, and received no compensation from the Company during the fiscal year ended December 31, 2019.

(6)	Ms. Rabourn was appointed as our Vice President of Finance effective November 11, 2020, and received no compensation from the Company during the fiscal year ended December 31, 2019.
Narrative to Summary Compensation Table
The compensation program for Ocuphire’s named executive officers have three components: base salary, annual cash bonus and stock option grants, as further described below.
Base Salary
Pursuant to Ms. Sooch’s and Mr. Hoffmann’s employment agreements, described in “–Employment Agreements” below, Ms. Sooch and Mr. Hoffmann are entitled to annual base salary amounts of $525,000 and $233,750 per year, respectively. Pursuant to Ms. Rabourn’s employment agreement, described in “–Employment Agreements” below, Ms. Rabourn is entitled to an annual base salary amount of $240,000 per year.
Bonus
Pursuant to their employment agreements, each of Ms. Sooch, Mr. Hoffmann and Ms. Rabourn are entitled to certain bonuses as set forth in their employment agreements. In 2020, target bonuses for Ms. Sooch, Mr. Hoffmann and Ms. Rabourn were 50%, 35% and 30% of base salary.
In 2020, the board of directors of Private Ocuphire approved performance targets for fiscal 2020 that it would consider in approving bonus payments for 2020. These targets included various corporate objectives related to company financing goals, regulatory submissions, and other corporate goals.

In February 2021, the Compensation Committee determined that each of Ms. Sooch, Mr. Hoffmann and Ms. Rabourn had achieved 97% of their target bonuses, resulting in bonus payments of $203,434, $56,525 and $9,700 to Ms. Sooch, Mr. Hoffmann, and Ms. Rabourn, respectively, of which approximately $31,127, $8,649 and $9,700 was earned following the consummation of the Merger.
Equity Grants
In connection with the closing of the Merger, in November 2020 the Board awarded Ms. Sooch, and Mr. Hoffmann options to purchase 130,000 shares and 20,000 shares of Common Stock, respectively, exercisable at $4.05 per share which vest at month-end from November 2020 through October 2024.
In connection with her employment, in November 2020 the Board awarded Ms. Rabourn options to purchase 75,000 shares of Common Stock, exercisable at $4.05 per share, which vest at month-end from November 2020 through October 2024.
Employment Agreements
Ocuphire has entered into written employment agreements with each of its currently named executive officers, as described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our current named executive officers, please see “— Potential Payments Upon Termination or Change in Control” below. Each of our current named executive officers has also executed Ocuphire’s standard form of confidential information and invention assignment agreement and has executed its standard form of confidential information and invention assignment agreement.
Mina Sooch
Employment Agreement. On November 5, 2020, Ocuphire entered into an amended and restated employment agreement with Ms. Sooch. Her employment agreement has an initial term of three years beginning on November 5, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Ms. Sooch at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Ms. Sooch’s employment agreement entitles her to, among other benefits, the following compensation: (i) an annual base salary of at least $525,000, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) an annual cash bonus in an amount of up to fifty percent (50%) of her annual base salary; (iii) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (iv) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company.
Bernhard Hoffmann
Employment Agreement. On November 5, 2020, Ocuphire entered into an employment agreement with Mr. Hoffmann. His employment agreement has an initial term of three years beginning on November 5, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Mr. Hoffmann at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Mr. Hoffmann’s employment agreement entitles him to, among other benefits, the following compensation: (i) an annual base salary of at least $233,750, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) an annual cash bonus in an amount of up to thirty-five percent (35%) of his annual base salary; (iii) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (iv) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company.

Amy Rabourn
Employment Agreement. On November 11, 2020, the Company entered into an employment agreement with Ms. Rabourn. Her employment agreement has an initial term of three years beginning on November 11, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Company’s Board does not provide written notice to Ms. Rabourn at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Ms. Rabourn’s employment agreement entitles her to, among other benefits, the following compensation: (i) an annual base salary of at least $240,000, reviewed at least annually commencing with the review of compensation for the year ended December 31, 2020; (ii) a signing bonus of $10,000; (iii) an annual cash bonus in an amount of up to thirty percent (30%) of her annual base salary; (iv) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company (beginning in 2020); and (v) participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company. Additionally, pursuant to her employment agreement, Ms. Rabourn was granted certain options to purchase shares of the Company’s common stock.
Potential Payments Upon Termination or Change in Control
Mina Sooch
Employment Agreement. Ms. Sooch’s amended and restated employment agreement provides that either party may terminate the agreement at-will, and regardless of the manner in which Ms. Sooch’s service terminates, she is entitled to receive amounts earned during her term of service, including salary and other benefits. In addition, the agreement provides that in the event of Ms. Sooch’s termination for good reason or if Ocuphire exercises its right to terminate Ms. Sooch, Ms. Sooch will be eligible to receive the following severance benefits: (i) an amount equal to the sum of (x) her annual base salary and (y) an amount equal to a prorated portion of her cash bonus for the year in which the termination occurs; (ii) the immediate vesting of Ms. Sooch’s stock options or other equity awards then outstanding and subject to time-based vesting that would had vested had Ms. Sooch remained employed through the period ending on the 12-month anniversary of the date of termination; and (iii) 12 months of continued health coverage. However, if such termination or resignation occurs within three months prior to or 12 months following a change in control, Ms. Sooch will be eligible to receive the following severance benefits: (i) an amount equal to the product of 1.5 times the sum of her annual base salary and the full amount of her target bonus for the then-current fiscal year; (ii) the vesting in full of all of her stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) 12 months of continued health coverage.
The following definitions have been adopted in Ms. Sooch’s employment agreement:
•
“termination for cause” means a termination of Ms. Sooch’s employment by Ocuphire due to (i) acts of dishonesty undertaken by Ms. Sooch and intended to result in personal enrichment to her at the expense of Ocuphire; (ii) gross misconduct on the part of Ms. Sooch that is injurious to Ocuphire; (iii) Ms. Sooch’s commission of, or entry into a no contest plea to, any felony; (iv) breach by Ms. Sooch of her fiduciary obligations as an officer or director of Ocuphire; (v) a persistent and deliberate failure by Ms. Sooch to perform the duties and responsibilities of her employment which remains uncured for 30 days after Ocuphire provides Ms. Sooch with written notice of her intentional action or conduct; or (vi) material breach of any terms and conditions of her employment agreement which remains uncured for 10 days after Ocuphire provides Ms. Sooch with written notice.

•
“termination for good reason” means a termination of Ms. Sooch’s employment by Ms. Sooch within 30 days of Ocuphire’s failure to cure any of the following: (i) a material reduction in her base salary (unless such reduction is pursuant to a salary reduction program applicable generally to Ocuphire’s similarly situated executives); (ii) removal of Ms. Sooch by Ocuphire from the position of President and Chief Executive Officer; (iii) a material reduction in Ms. Sooch’s authority, duties or responsibilities; (iv) a material change in Ms. Sooch’s reporting relationships; (v) the material relocation of Ms. Sooch’s principal place of employment; and (vi) a material breach by Ocuphire of any material provision of Ms. Sooch’s employment agreement.

All severance benefits payable to Ms. Sooch under her amended and restated employment agreement are subject to her signing, not revoking and complying with a release of claims in favor of Ocuphire.

Bernhard Hoffmann and Amy Rabourn
Employment Agreements. Each of Mr. Hoffmann’s and Ms. Rabourn’s employment agreement provides that either party may terminate the agreement at-will, and regardless of the manner in which such executive’s service terminates, he or she is entitled to receive amounts earned during his or her term of service, including salary and other benefits. In addition, each agreement provides that in the event of the executive’s termination for good reason or if Ocuphire exercises its right to terminate the executive, the executive will be eligible to receive the following severance benefits: (i) an amount equal to the sum of (x) his or her annual base salary and (y) an amount equal to a prorated portion of his or her cash bonus for the year in which the termination occurs; (ii) 6 months of continued health coverage. Although, if such termination or resignation occurs within three months prior to or 12 months following a change in control, the applicable executive will be eligible to receive the following severance benefits: (i) an amount equal to the product of 1 times the sum of his or her annual base salary and the full amount of his or her target bonus for the then-current fiscal year; (ii) the vesting in full of all of his or her stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) 6 months of continued health coverage.
The following definitions have been adopted in each of Mr. Hoffmann’s and Ms. Rabourn’s employment agreement:
•
“termination for cause” means a termination of the executive’s employment by Ocuphire due to (i) acts of dishonesty undertaken by the executive and intended to result in personal enrichment to him or her at the expense of Ocuphire; (ii) gross misconduct on the part of the executive that is injurious to Ocuphire; (iii) the executive’s commission of, or entry into a no contest plea to, any felony; (iv) breach by the executive of his or her fiduciary obligations as an officer or director of Ocuphire; (v) a persistent and deliberate failure by executive to perform the duties and responsibilities of his or her employment which remains uncured for 30 days after Ocuphire provides executive with written notice of his or her intentional action or conduct; or (vi) material breach of any terms and conditions of his or her employment agreement which remains uncured for 10 days after Ocuphire provides the executive with written notice.

•
“termination for good reason” means a termination of the executive’s employment by the executive within 30 days of Ocuphire’s failure to cure any of the following: (i) a material reduction in executive’s base salary (unless such reduction is pursuant to a salary reduction program applicable generally to similarly situated executives); (ii) removal of executive by Ocuphire from the position of Vice President; (iii) a material reduction in the executive’s authority, duties or responsibilities; (iv) a material change in the executive’s reporting relationships; or (v) a material breach by Ocuphire of any material provision of the executive’s employment agreement.

All severance benefits payable to either executive under his or her employment agreement are subject to the executive signing, not revoking and complying with a release of claims in favor of Ocuphire.
2020 Equity Incentive Plan
The Ocuphire 2020 Equity Incentive Plan (the “2020 Plan”) is designed to secure and retain the services of the Company’s employees, directors and consultants, provide incentives for such employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which the Company’s employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock. Awards granted under the 2020 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2020 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
2018 Equity Incentive Plan
The Ocuphire 2018 Equity Incentive Plan (the “2018 Plan”) provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control transaction as may be provided in the stock award agreement or as may be provided in any other written agreement between Ocuphire or any affiliate and the holder of such stock award, or as may be otherwise determined in the discretion of the board of directors.
Under the 2018 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of Ocuphire’s combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction involving Ocuphire immediately after which Ocuphire’s stockholders do not own more than 50% of the combined voting power of the surviving entity or of its parent entity; or (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of Ocuphire’s consolidated assets. The merger will not constitute a change in control for purposes of the 2018 Plan, but the change in control provisions could be triggered by a subsequent transaction.
Outstanding Equity Awards at Fiscal Year-End 2020
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020:
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Mina Sooch	October 1, 2018	178,284	—	$0.90	October 1, 2028
	December 27, 2019	88,746	69,729	$1.21	December 27, 2029
	November 11, 2020	5,400	124,600	$4.05	November 11, 2030
Bernhard Hoffmann	October 1, 2018	42,867	—	$0.90	October 1, 2028
	December 27, 2019	16,798	13,312	$1.21	December 27, 2029
	June 3, 2020	2,324	1,902	$1.65	June 3, 2030
	November 11, 2020	832	19,168	$4.05	November 11, 2030
Amy Rabourn	June 3, 2020	8,452	12,678	$1.65	June 3, 2030
	November 11, 2020	3,124	71,876	$4.05	November 11, 2030
Douglas Swirsky	—	—	—	—	—
Chief Executive Officer Pay Ratio
As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
There have been no transactions since January 1, 2019 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and as described below.
Ocuphire Convertible Notes
Between May 25, 2018 and March 10, 2020, Ocuphire directors, executive officers and related parties purchased Ocuphire convertible notes in four different closings. The following table summarizes the principal amount of Ocuphire convertible notes that were purchased or acquired through conversion of Ocuphire promissory notes by Ocuphire’s directors, executive officers and related parties.
Name of Noteholder	Principal Amount of Convertible Notes ($)
Mina Sooch	200,540
Bernhard Hoffmann	22,500
Sean Ainsworth	100,000
Cam Gallaher	100,000
James S. Manuso	75,000
Alan R. Meyer	243,982
All convertible notes were converted immediately prior to the Merger, pursuant to a Debt Conversion Agreement entered into between Private Ocuphire and the noteholders in June 2020.
Consulting Arrangements
Ocuphire incurred consulting expenses from one member of the Board, Alan R. Meyer, in the amount of $34,138 during the year ended December 31, 2019. No consulting services were provided by the Board member during the year ended December 31, 2020.
Apexian Sublicense Agreement
On January 21, 2020, Ocuphire entered into the Apexian Sublicense Agreement by which it obtained certain patent and other intellectual property rights. Pursuant to the Apexian Sublicense Agreement, Ocuphire issued 738,281 shares of its Private Ocuphire common stock to Apexian, 42,188 Private Ocuphire shares each to Mark R. Kelley and Richard Messmann, and 21,094 Private Ocuphire shares to BT Capital Management. Messrs. Kelley and Messmann are consultants to Ocuphire. John H. Barnard and Timothy J. Tichenor, principals of BT Capital Management, are a director and an officer, respectively, of Apexian.
Pre-Merger Financing
On June 17, 2020, Ocuphire, Rexahn and certain investors entered into a securities purchase agreement, which was amended and restated in its entirety on June 29, 2020 (as amended and restated, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the investors invested a total of $21.15 million in cash, including $300,000 invested by five directors of Private Ocuphire, including Ms. Sooch and Messrs. Meyer, Manuso, Ainsworth, and Gallagher, and one director of Rexahn, Mr. Rodgers, upon closing of the Merger (the “Pre-Merger Financing”). Pursuant to the Pre-Merger Financing, (i) Ocuphire issued and sold to the investors shares of Private Ocuphire common stock (the “Initial Shares”) which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 1,249,996 shares (the “Converted Initial Shares”) of common stock, (ii) Ocuphire deposited into escrow, for the benefit of the Investors, additional shares of Private Ocuphire common stock (the “Additional Shares”) which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 3,749,992 shares of common stock (the “Converted Additional Shares”), which Converted Additional Shares were delivered (or became deliverable) to the investors on November 19, 2020, and (iii) the Company agreed to issue to each investor on the tenth trading day following the consummation of the Merger (x) Series A Warrants representing the right to acquire shares of common stock equal to the sum of (A) the Converted Initial Shares purchased by the investor, (B) the Converted Additional Shares delivered or deliverable to the investor, without giving effect to any limitation on delivery contained in the Securities Purchase Agreement and (C) the initial number of shares of common stock, if any, underlying the Series B Warrants issued to the Investor and (y) additional warrants to purchase shares of common stock.
The five directors of Private Ocuphire and director of Rexahn participated in the Pre-Merger Financing, investing an aggregate of $300,000. Following the closing of the Merger, these directors received 17,729 Converted Initial Shares, 53,189 Converted Additional Shares, 80,366 Series A Warrants and 9,444 Series B Warrants.
Waiver Agreements
Effective February 3, 2021, each investor (including the following six current directors of the Company, Ms. Sooch and Messrs. Meyer, Manuso, Ainsworth, Rodgers and Gallagher) who invested in the Pre-Merger Financing (each, a “Holder”) entered into a Waiver Agreement with the Company (collectively, the “Waiver Agreements”). Pursuant to the Waiver Agreements, the Holders and the Company agreed to waive certain rights, finalize the exercise price and number of Series A Warrants and Series B Warrants, eliminate certain financing restrictions, extend the term of certain leak-out agreements, and, in the case of certain Holders, grant certain registration rights for the shares underlying the warrants. The Waiver Agreements provide for the permanent waiver of the full ratchet anti-dilution provisions, contained in the Series A Warrants (as certain of the anti-dilution provisions had previously caused liability accounting treatment for the Series A Warrants).Each of the directors waived his or her right to the final reset of the Series B Warrants such that the number of Series B Warrants for such director was fixed at the initial number of Series B Warrants issued on November 19, 2020.
Indemnification Agreements
Ocuphire has entered into individual indemnification agreements with its directors and executive officers. Ocuphire believes that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Ocuphire Bylaws require Ocuphire to indemnify its directors and officers to the fullest extent permitted under Delaware law.
Policies and Procedures for Transactions with Related Parties
To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board approved a formal policy in January 2021 regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company’s voting stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company’s proxy statement for its annual meeting of stockholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company or outside legal counsel of any updates to such information prior to the annual meeting.
The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Second Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
To be timely for the Company’s 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 7, 2022 and not later than the close of business on March 9, 2022. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 annual meeting of stockholders must be received by us not later than December 27, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from our directors and executive officers, we believe that during fiscal 2020 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities other than the following late filings: one late Form 3 filing for Amy Rabourn, and one late Form 4 filing for each of Amy Rabourn, Mina Sooch, Sean Ainsworth, Alan Meyer, Cam Gallagher, Richard Rodgers, and James Manuso.
“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials, you may write our Chief Executive Officer at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335, or call 248-681-9815.
Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Chief Executive Officer at the address or telephone number listed above.

Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to Amy Rabourn, our Vice President of Finance, 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
OTHER MATTERS
Our Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

OCUPHIRE PHARMA, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 7, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ocuphire Pharma, Inc. (the "Company") hereby appoints Mina Sooch and Amy Rabourn, or either of them, each with full power of substitution, as proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 7, 2021, 4:00 p.m., Eastern time, at 37000 Grand River Ave., Suite 120, Farmington Hills, Michigan 48335, and all adjournments or postponements thereof, and to otherwise represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2021 Proxy Statement and 2020 Annual Report are available at
http://www.viewproxy.com/ocuphire/2021

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following:

1. Election of Directors:

Nominee:	For	Withhold
01 Mina Sooch	☐	☐
02 Cam Gallagher	☐	☐
03 Sean Ainsworth	☐	☐
04 James Manuso	☐	☐
05 Richard Rodgers	☐	☐
06 Susan Benton	☐	☐
07 Jay Pepose	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3. Advisory approval of the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

I plan on attending the meeting ☐

Date: ____

____

Signature

____

Signature (if held jointly)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.FCRvote.com/ocup

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.